UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2020

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other	Events.

On March 19, 2020, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (“MGE”) announced its decision to temporarily suspend operations at its North American owned, operated and managed properties to ensure the health and safety of its employees, guests and the surrounding communities in which MGE operates, consistent with directives from various government bodies, and MGE is unable to predict when operations will be able to be reopened to the public.

Prior to the closures, MGE’s domestic operations had a strong start for the first two months of its second fiscal quarter of 2020:

•	Consolidated net revenues were up 35%-40%, including the contribution of MGE Niagara
•	Adjusted Property EBITDA was up 36%-41%, including the contribution of MGE Niagara
•	Net Income was up 139%-141%

Like other integrated resort operators, however, MGE has since incurred substantial operating losses in March and does not expect to see a material improvement until operations resume and the overall demand environment recovers.

In this connection, MGE has taken swift steps to significantly reduce expenses to protect its financial position. Immediately upon the closure of its Connecticut and Pennsylvania properties, MGE implemented a furlough of approximately 98% of its workforce. MGE is actively reviewing its fixed property-level operating expenses and corporate expenses to identify opportunities to further drive expense reductions.

In addition, on March 13, 2020, MGE drew the remainder of its senior secured revolving credit facility, in the amount of approximately $125 million. Accordingly, as of March 30, 2020, approximately $247 million was drawn on MGE’s $250 million revolving credit facility. Also as of March 30, 2020, MGE had unrestricted cash balances, inclusive of bank roll, of approximately $187 million. The company has a remaining $112 million of restricted cash, primarily in its Korean operations.

MGE has additionally commenced discussions with the lenders under its senior secured credit facilities to seek certain relief in these unprecedented and extraordinary circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY D/B/A
MOHEGAN GAMING & ENTERTAINMENT

Date: March 31, 2020	By:	/s/ Ralph James Gessner Jr.
Ralph James Gessner Jr.
Chairman, Management Board